Exhibit 99.1
FOR IMMEDIATE RELEASE
FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Kenneth Krause (724) 741 - 8534

MSA Announces Full-Year and Fourth Quarter Results
Full year net income increases 30 percent and operating income improves 340 basis points, driven by strategic investments in new products, acquisitions and cost reduction programs

PITTSBURGH, February 23, 2017 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the fourth quarter and full year of 2016.
Annual Highlights

•	Reported revenue was $1.15 billion, increasing 2 percent from a year ago on a reported basis and 4 percent on a constant currency basis.

•
Operating income was $164 million or 14.3 percent of net sales, increasing 340 basis points from a year ago. Adjusted operating income, excluding foreign currency losses and restructuring, was $171 million or 14.8 percent of net sales, increasing 270 basis points from a year ago. The company’s recent acquisition of UK-based Senscient, Inc. was dilutive to operating margin by 20 basis points for the year.

•
Cash flow from operating activities was $135 million compared to $55 million in the same period a year ago, primarily due to higher cash flow from working capital on increased collections of receivables and effective inventory management programs. A clear focus on improving working capital drove higher cash flow in the quarter, with working capital finishing the year at 21.7 percent of net sales, compared to 25.7 percent of net sales in 2015.

Quarterly Highlights

•	Reported revenue was $296 million, decreasing 6 percent from a year ago on a reported basis, and 4 percent on a constant currency basis.

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•
Operating income was $48 million or 16.1 percent of net sales, increasing 600 basis points from a year ago. Adjusted operating income, excluding foreign currency gains and restructuring, was $48 million or 16.2 percent of net sales, increasing 400 basis points from a year ago.

•	Cash flow from operating activities was $103 million, compared to $45 million in the same period a year ago.

Comments from Management

"Our results for 2016 reflect strong returns on the strategic investments we've made in new products, acquisitions and restructuring programs to drive earnings expansion in a challenging economic cycle," said William M. Lambert, MSA Chairman, President and CEO. "Despite a difficult quarterly revenue comparison - attributable to the clearing of a significant backlog for self-contained breathing apparatus (SCBA) in the fourth quarter of 2015 - we achieved all of our key financial targets for the year and posted record net income of $92 million," he continued.

In particular, Mr. Lambert noted that net income increased 30 percent on revenue growth of 2 percent, driven by higher gross profit and a streamlined cost structure. He added that the company converted 119 percent of full year net income to free cash flow by reducing working capital, and was able to continue funding an increasing dividend while reducing its debt balance by $74 million from the end of 2015.

"While we managed through a slower growth environment in 2016, our corporate strategy was successful in that it allowed us to capture market share while expanding product margins and increasing profitability. As we look ahead to 2017, I'm pleased to see early signs of strengthening macro conditions and an increased order pace across several of our industrial-related product areas," Mr. Lambert said. “This momentum - coupled with

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the steps we have taken to drive leadership positions in our core product areas and reduce our cost structure - positions us well to drive enhanced shareholder value in 2017 and beyond."

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Net sales	$296,031	$313,318	$1,149,530	$1,130,783
Cost of products sold	157,710	179,308	625,887	629,680
Gross profit	138,321	134,010	523,643	501,103

Selling, general and administrative	78,288	83,587	306,144	315,270
Research and development	12,224	12,200	46,847	48,630
Restructuring charges	1,997	7,560	5,694	12,258
Currency exchange (gains) losses, net	(1,732)	(1,132)	766	2,204
Operating income	47,544	31,795	164,192	122,741

Interest expense	3,896	3,052	16,411	10,854
Other (income) loss, net	(426)	2,027	(4,130)	861
Total other expense, net	3,470	5,079	12,281	11,715

Income from continuing operations before income taxes	44,074	26,716	151,911	111,026
Provision for income taxes	18,938	7,738	57,804	44,407
Income from continuing operations	25,136	18,978	94,107	66,619
(Loss) income from discontinued operations	(300)	85	(245)	1,325
Net income	24,836	19,063	93,862	67,944
Net loss (income) attributable to noncontrolling interests	80	1,788	(1,926)	2,863
Net income attributable to MSA Safety Incorporated	24,916	20,851	91,936	70,807

Amounts attributable to MSA Safety Incorporated common shareholders:
Income from continuing operations	25,216	20,840	92,691	69,590
(Loss) income from discontinued operations	(300)	11	(755)	1,217
Net income	24,916	20,851	91,936	70,807

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic
Income from continuing operations	$0.67	$0.56	$2.47	$1.86
(Loss) income from discontinued operations	$(0.01)	$—	$(0.02)	$0.03
Net income	$0.66	$0.56	$2.45	$1.89

Diluted
Income from continuing operations	$0.66	$0.55	$2.44	$1.84
(Loss) income from discontinued operations	$(0.01)	$—	$(0.02)	$0.03
Net income	$0.65	$0.55	$2.42	$1.87

Basic shares outstanding	37,602	37,269	37,456	37,293
Diluted shares outstanding	38,218	37,512	37,986	37,710

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	December 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$113,759	$105,925
Trade receivables, net	209,514	232,862
Inventories	103,066	125,849
Notes receivable, insurance companies	4,180	6,746
Other current assets	42,287	33,230
Total current assets	472,806	504,612

Property, net	148,678	155,839
Prepaid pension cost	62,916	62,072
Goodwill	333,276	340,338
Notes receivable, insurance companies, noncurrent	63,147	1,944
Insurance receivable, noncurrent	157,929	227,483
Other noncurrent assets	115,168	130,575
Total assets	$1,353,920	$1,422,863

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt	$26,666	$6,650
Accounts payable	62,734	68,206
Other current liabilities	132,010	177,031
Total current liabilities	221,410	251,887

Long-term debt, net	363,836	458,022
Pensions and other employee benefits	157,927	156,160
Deferred tax liabilities	34,044	24,872
Other noncurrent liabilities	15,491	14,794
Total shareholders' equity	561,212	517,128
Total liabilities and shareholders' equity	$1,353,920	$1,422,863

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Net income	$24,836	$19,063	$93,862	$67,944
Depreciation and amortization	8,622	9,038	35,273	31,684
Change in working capital and other operating	69,999	17,323	5,759	(44,374)
Cash flow from operating activities	103,457	45,424	134,894	55,254

Capital expenditures	(9,377)	(11,093)	(25,523)	(36,241)
Acquisition, net of cash acquired	(188)	(180,271)	(18,449)	(180,271)
Property disposals	282	53	18,214	8,022
Cash flow (used in) investing activities	(9,283)	(191,311)	(25,758)	(208,490)

Change in debt	(76,991)	75,794	(60,908)	218,936
Cash dividends paid	(12,399)	(11,932)	(49,074)	(47,380)
Other financing	7,803	888	12,141	(6,607)
Cash flow (used in) from financing activities	(81,587)	64,750	(97,841)	164,949

Effect of exchange rate changes on cash and cash equivalents	(4,861)	(2,281)	(3,461)	(11,786)

Increase (decrease) in cash and cash equivalents	7,726	(83,418)	7,834	(73)

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands)

	Americas	International	Corporate	Consolidated
Three Months Ended December 31, 2016
Sales to external customers	$168,109	$127,922	—	$296,031
Operating income				47,544
Operating margin %				16.1%
Restructuring charges				1,997
Currency exchange (gains), net				(1,732)
Adjusted operating income (loss)	45,313	14,832	(12,336)	$47,809
Adjusted operating margin %	27.0%	11.6%		16.2%

Twelve Months Ended December 31, 2016
Sales to external customers	$678,433	$471,097	—	$1,149,530
Operating income				164,192
Operating margin %				14.3%
Restructuring charges				5,694
Currency exchange losses, net				766
Adjusted operating income (loss)	162,788	46,491	(38,627)	$170,652
Adjusted operating margin %	24.0%	9.9%		14.8%

	Americas	International	Corporate	Consolidated
Three Months Ended December 31, 2015
Sales to external customers	$185,404	$127,914	—	$313,318
Operating income				31,795
Operating margin %				10.1%
Restructuring charges				7,560
Currency exchange (gains), net				(1,132)
Adjusted operating income (loss)	40,138	13,632	(15,547)	$38,223
Adjusted operating margin %	21.6%	10.7%		12.2%

Twelve Months Ended December 31, 2015
Sales to external customers	$704,754	$426,029	—	$1,130,783
Operating income				122,741
Operating margin %				10.9%
Restructuring charges				12,258
Currency exchange losses, net				2,204
Adjusted operating income (loss)	141,971	33,501	(38,269)	$137,203
Adjusted operating margin %	20.1%	7.9%		12.1%

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The Americas and International segments were established on January 1, 2016. The Americas segment is comprised of our operations in the U.S., Canada and Latin America. The International segment is comprised of our operations in all other parts of the world including Europe, Africa, the Middle East, India, China, South East Asia and Australia. Certain global expenses are now allocated to each segment in a manner consistent with where the benefits from the expenses are derived. The 2015 segment results have been recast to conform with current period presentation.

Adjusted operating income (loss) and adjusted operating margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss) and adjusted operating margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring and currency exchange gains / losses. Adjusted operating margin is defined as adjusted operating income (loss) divided by net sales. Adjusted operating income (loss) and adjusted operating margin are not recognized terms under GAAP, and the Company's definition of adjusted operating income (loss) and adjusted operating margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)
Consolidated

	Three Months Ended December 31, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(17)%	(18)%	3%	(3)%	4%	23%	(5)%	(9)%	(6)%
Plus: Currency translation effects	1%	1%	1%	2%	—%	12%	2%	1%	2%
Constant currency sales change	(16)%	(17)%	4%	(1)%	4%	35%	(3)%	(8)%	(4)%
Less: Acquisitions	—%	—%	—%	—%	4%	38%	4%	—%	3%
Organic constant currency change	(16)%	(17)%	4%	(1)%	—%	(3)%	(7)%	(8)%	(7)%

	Twelve Months Ended December 31, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	—%	(6)%	(5)%	—%	(1)%	81%	4%	(7)%	2%
Plus: Currency translation effects	1%	1%	4%	3%	1%	7%	2%	3%	2%
Constant currency sales change	1%	(5)%	(1)%	3%	—%	88%	6%	(4)%	4%
Less: Acquisitions	—%	—%	—%	—%	1%	95%	6%	—%	5%
Organic constant currency change	1%	(5)%	(1)%	3%	(1)%	(7)%	—%	(4)%	(1)%
Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control.
Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results.
There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)
Americas Segment

	Three Months Ended December 31, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(24)%	(12)%	4%	(2)%	(9)%	28%	(10)%	(4)%	(9)%
Plus: Currency translation effects	1%	—%	1%	3%	—%	3%	1%	2%	1%
Constant currency sales change	(23)%	(12)%	5%	1%	(9)%	31%	(9)%	(2)%	(8)%
Less: Acquisitions	—%	—%	—%	—%	—%	36%	3%	—%	2%
Organic constant currency change	(23)%	(12)%	5%	1%	(9)%	(5)%	(12)%	(2)%	(10)%

	Twelve Months Ended December 31, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(4)%	5%	(5)%	—%	(7)%	12%	(3)%	(7)%	(4)%
Plus: Currency translation effects	—%	1%	3%	3%	1%	4%	2%	3%	2%
Constant currency sales change	(4)%	6%	(2)%	3%	(6)%	16%	(1)%	(4)%	(2)%
Less: Acquisitions	—%	—%	—%	—%	—%	24%	2%	—%	1%
Organic constant currency change	(4)%	6%	(2)%	3%	(6)%	(8)%	(3)%	(4)%	(3)%
Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control.
Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results.
There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)
International Segment

	Three Months Ended December 31, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(2)%	(21)%	—%	(6)%	17%	18%	4%	(13)%	—%
Plus: Currency translation effects	1%	1%	3%	2%	1%	20%	4%	—%	4%
Constant currency sales change	(1)%	(20)%	3%	(4)%	18%	38%	8%	(13)%	4%
Less: Acquisitions	—%	—%	—%	—%	8%	20%	7%	—%	6%
Organic constant currency change	(1)%	(20)%	3%	(4)%	10%	18%	1%	(13)%	(2)%

	Twelve Months Ended December 31, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	10%	(12)%	(4)%	1%	7%	280%	16%	(6)%	11%
Plus: Currency translation effects	2%	1%	4%	3%	2%	16%	3%	2%	2%
Constant currency sales change	12%	(11)%	—%	4%	9%	296%	19%	(4)%	13%
Less: Acquisitions	—%	—%	—%	—%	3%	292%	14%	—%	10%
Organic constant currency change	12%	(11)%	—%	4%	6%	4%	5%	(4)%	3%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control.
Organic constant currency revenue growth is defined as constant currency revenue growth excluding acquisitions. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results.
There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended December 31, 2016
	Consolidated	Americas	International
Fall Protection*	35%	31%	38%
Fixed Gas and Flame Detection	4%	(9)%	18%
Head Protection	4%	5%	3%
Portable Gas Detection	(1)%	1%	(4)%
Breathing Apparatus	(16)%	(23)%	(1)%
Fire & Rescue Helmets	(17)%	(12)%	(20)%
Total Core Products	(3)%	(9)%	8%
Core excluding Acquisitions	(7)%	(12)%	1%

Non-Core Products	(8)%	(2)%	(13)%

Net Sales	(4)%	(8)%	4%
Net Sales excluding Acquisitions	(7)%	(10)%	(2)%

	Twelve Months Ended December 31, 2016
	Consolidated	Americas	International
Fall Protection*	88%	16%	296%
Fixed Gas and Flame Detection	—%	(6)%	9%
Head Protection	(1)%	(2)%	—%
Portable Gas Detection	3%	3%	4%
Breathing Apparatus	1%	(4)%	12%
Fire & Rescue Helmets	(5)%	6%	(11)%
Total Core Products	6%	(1)%	19%
Core excluding Acquisitions	—%	(3)%	5%

Non-Core Products	(4)%	(4)%	(4)%

Net Sales	4%	(2)%	13%
Net Sales excluding Acquisitions	(1)%	(3)%	3%

     *Fall protection growth rates include the impact from Latchways sales.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency selling, general and administrative (SG&A) expense (Unaudited)
Organic constant currency SG&A expense (Unaudited)
(In thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016	2015	% Change	2016	2015	% Change

GAAP reported SG&A expense	$78,288	$83,587	(6)%	$306,144	$315,270	(3)%
Plus: Currency translation effects		(1,384)			(6,906)
Constant currency SG&A expense	$78,288	$82,203	(5)%	$306,144	$308,364	(1)%
Less: Acquisitions	4,245	3,232		15,101	3,232
Less: Strategic transaction costs	1,710	6,755		2,531	7,462
Organic constant currency SG&A expense	$72,333	$72,216	—%	$288,512	$297,670	(3)%

Management believes that constant currency SG&A expense and organic constant currency SG&A expense are useful metrics for investors to measure the effectiveness of the company's cost reduction program announced in 2015. Constant currency SG&A expense highlights spending patterns excluding fluctuating foreign currencies. Organic constant currency SG&A expense highlights the impact of acquisitions and strategic transaction costs. These metrics provide investors with a greater level of clarity into spending levels on a year-over-year basis. MSA's definition of this metric may not be comparable to metrics used by other companies. As such, management believes that it is appropriate to consider SG&A expense determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2016		2015	% Change	2016	2015	% Change

Income from continuing operations attributable to MSA Safety Incorporated	$25,216		$20,840	21%	$92,691	$69,590	33%
Tax charges associated with European reorganization	2,873		—		6,473	7,605
Non-deductible strategic transaction costs	—		2,172		—	2,879
Subtotal	28,089		23,012	22%	99,164	80,074	24%

Restructuring charges	1,997		7,560		5,694	12,258
Strategic transaction costs	1,710		4,583		2,531	4,583
Senscient operating loss	788	—	—		788	—
Asset related losses (gains), net	59		1,098		(756)	1,636
Self-insured legal settlements and defense costs	26		(69)		341	982
Currency exchange (gains) losses, net	(1,732)		(1,132)		766	2,204
Income tax expense on adjustments	(1,038)		(3,492)		(3,161)	(6,792)
Adjusted earnings	29,899		31,560	(5)%	105,367	94,945	11%

Adjusted earnings per diluted share	$0.78		$0.84	(7)%	$2.77	$2.52	10%
Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Free cash flow (Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

Cash flow from operating activities	$103,457	$45,424	$134,894	$55,254
Capital expenditures	(9,377)	(11,093)	(25,523)	(36,241)

Free cash flow	$94,080	$34,331	$109,371	$19,013

Net income attributable to MSA Safety Incorporated	$24,916	$20,851	$91,936	$70,807

Free cash flow conversion	378%	165%	119%	27%
Management believes that free cash flow is a meaningful measure for investors. Management reviews cash from operations after deducting capital expenditures because these expenditures are necessary to promote growth of MSA’s business and are likely to produce cash from operations in future periods. It is important to note that free cash flow does not reflect the residual cash balance of the company for discretionary spending since other items, including debt and dividend payments, are deducted from free cash flow before arriving at the company’s ending cash balance. Management defines free cash flow conversion as free cash flow divided by net income attributable to MSA Safety.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, fire and rescue helmets, and fall protection devices.  With 2016 revenues of $1.15 billion, MSA employs approximately 4,300 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 29, 2016. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This earnings release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, organic constant currency revenue growth, constant currency selling, general and administrative expense, organic constant currency selling, general and administrative expense, adjusted operating income, adjusted operating margin, adjusted earnings per diluted share, free cash flow and free cash flow conversion. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.
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